EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Sunway Global Inc. of our report dated May 16, 2008, relating to our audits of the financial statements of Sunway Global Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ Albert Wong & Co.
Albert Wong & Co.
Certified Public Accountants

Hong Kong
September 23, 2008